                                                                  EXECUTION COPY

================================================================================









                               PURCHASE AGREEMENT


                                 by and between


                      ImmuLogic Pharmaceutical Corporation,
                             a Delaware corporation,


                                       and


                           Cantab Pharmaceuticals PLC,
                            a company incorporated in
                                England and Wales




                            Dated: December 18, 1998









================================================================================

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I.    DEFINITIONS.....................................................1

      1.1.    Defined Terms...................................................1
      1.2.    Other Defined Terms.............................................6

ARTICLE II.   PURCHASE AND SALE OF ASSETS.....................................8

      2.1.    Basic Transaction...............................................8
      2.2.    American Depository Share Consideration.........................8
      2.3.    Transferred Assets and Excluded Liabilities.....................8
      2.4.    Cash Election...................................................8
      2.5.    Additional Consideration for the Assets........................10
      2.6.    Closing........................................................14

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE SELLER...................14

      3.1.    Organization...................................................15
      3.2.    Authorization..................................................15
      3.3.    Absence of Certain Changes or Events...........................15
      3.4.    Title to Assets; Absence of Liens and Encumbrances, etc........15
      3.5.    Contracts and Commitments......................................16
      3.6.    Permits........................................................16
      3.7.    No Conflict or Violation.......................................16
      3.8.    Consents and Approvals.........................................16
      3.9.    SEC Documents..................................................16
      3.10.   Subsidiaries...................................................17
      3.11.   Litigation; FDA and Administrative Proceedings.................17
      3.12.   Activities of the Programs.....................................17
      3.13.   Compliance with Law............................................17
      3.14.   No Brokers.....................................................17
      3.15.   Proprietary Rights.............................................18
      3.16.   Intentionally Deleted..........................................19
      3.17.   Intentionally Deleted..........................................19
      3.18.   Intentionally Deleted..........................................19
      3.19.   Prohibited Payments............................................19
      3.20.   Compliance with Environmental Laws.............................20
      3.21.   No Other Agreements to Sell the Assets or Shares of the
                Seller.......................................................20
      3.22.   Investment Representations.....................................20
      3.23.   Solvency.......................................................20
      3.24.   Books and Records..............................................20

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES OF THE BUYER....................21

      4.1.    Organization...................................................21
      4.2.    Authorization..................................................21
      4.3.    Absence of Certain Changes or Events...........................21

                                                                            Page
                                                                            ----

      4.4.    Consents and Approvals.........................................21
      4.5.    No Conflict or Violation.......................................21
      4.6.    SEC Documents..................................................22
      4.7.    Litigation.....................................................22

ARTICLE V.    COVENANTS OF THE SELLER AND THE BUYER..........................22

      5.1.    Maintenance of Programs Prior to Closing.......................22
      5.2.    Investigation by the Buyer; Reports............................23
      5.3.    Consents and Efforts...........................................24
      5.4.    Other Offers...................................................24
      5.5.    Intentionally Deleted..........................................25
      5.6.    Notices of Certain Events......................................25
      5.7.    Post-Closing Covenants.........................................25
      5.8.    Proceeds of NIH Grant..........................................27
      5.9.    Program Abandonment............................................27

ARTICLE VI.   CONDITIONS TO THE CLOSING......................................28

      6.1.    Conditions to the Obligations of Each Party....................28
      6.2.    Conditions to the Obligations of the Seller....................28
      6.3.    Conditions to the Obligations of the Buyer.....................29

ARTICLE VII.  SURVIVAL; INDEMNIFICATION......................................31

      7.1.    Survival of Representations, Etc...............................31
      7.2.    Indemnification................................................31
      7.3.    Remedies.......................................................33
      7.4.    Threshold; Limitation on Liability.............................33
      7.5.    Right of Offset................................................33

ARTICLE VIII. MISCELLANEOUS..................................................33

      8.1.    Termination....................................................33
      8.2.    Assignment.....................................................35
      8.3.    Notices........................................................35
      8.4.    Entire Agreement; Waivers......................................36
      8.5.    Multiple Counterparts..........................................36
      8.6.    Invalidity.....................................................36
      8.7.    Titles.........................................................36
      8.8.    Fees and Expenses..............................................36
      8.9.    Cumulative Remedies............................................36
      8.10.   GOVERNING LAW..................................................37
      8.11.   Amendment......................................................37
      8.12.   Public Announcements...........................................37
      8.13.   Enforcement of Agreement.......................................37
      8.14.   Interpretive Provisions........................................37
      8.15.   Arbitration....................................................37

                                    EXHIBITS

EXHIBIT                                                                  PAGE
-------                                                                  ----

A    Equipment....................................................        A-1
B    Excluded Assets..............................................        B-1
C    Materials....................................................        C-1
D    Form of Shareholders Agreement...............................        D-1
E    Form of Opinion of Cameron McKenna...........................        E-1
F    Form of Opinion of Hale & Dorr LLP...........................        F-1
G    Form of Bill of Sale.........................................        G-1
H    Form of Assignment of Owned Patents..........................        H-1
I    Form of Contract Assignment and Assumption...................        I-1

                               PURCHASE AGREEMENT

         This Purchase Agreement (this "AGREEMENT"), dated December 18, 1998, is by and between IMMULOGIC PHARMACEUTICAL CORPORATION, a Delaware corporation (the "SELLER"), and CANTAB PHARMACEUTICALS PLC, a company incorporated in England and Wales (the "BUYER").

                                     RECITAL

         In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.1. DEFINED TERMS. As used herein, the terms below shall have the following meanings:

         "ABANDONED PROGRAM" shall mean a Program subject to a Program Abandonment.

         "AFFILIATE" shall mean, with respect to any person or entity (the "REFERENT PERSON"), any person or entity which controls the referent person, any person or entity which the referent person controls, or any person or entity which is under common control with the referent person. For purposes of the preceding sentence, the term "control" shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through the ownership of voting securities, by contract or otherwise.

         "AMERICAN DEPOSITARY SHARE PRICE" shall mean $10.51875.

         "AMERICAN DEPOSITARY SHARES" shall mean the American Depositary Shares representing Ordinary Shares.

         "AMERICAN DEPOSITARY SHARE CONSIDERATION" shall mean the number of American Depositary Shares equal to the result obtained by dividing the Purchase Price by the American Depositary Share Price, rounded to the nearest whole share.

         "ASSETS" shall mean all Contracts, Acquired Property Rights, Owned Patents, Owned Marks, Owned Copyrights, Owned Trade Secrets, Equipment, Books and Records and Materials; provided, however, that the Assets shall not include any Excluded Assets.

         "BOOKS AND RECORDS" shall mean all books, ledgers, files, laboratory books, reports, plans, drawings and operating records of every kind maintained by the Seller with respect to the Programs, including, without limitation, those pertaining to (a) the Assets, (b) suppliers and (c) product, business, research and development or marketing plans relating to the Programs, but excluding minute books, stock books and related corporate records of the Seller.

         "CASH ELECTION AMOUNT" shall mean the lesser of: (a) Six Million United States Dollars (US$6,000,000); or (b) the amount designated by the Buyer in a written notice given to the Seller not later than one business day prior to the Closing Date.

         "COCAINE ASSETS TRANSFEREE" shall have the meaning as set forth in
Section 2.5(b).

         "COCAINE PRODUCT" shall mean any product developed as part of the Cocaine Program.

         "COCAINE PROGRAM" shall mean all activities of the Seller relating to the development of products for the treatment of cocaine addiction, including, without limitation, research, clinical evaluation, manufacture and sale of such products.

         "COCAINE ROYALTIES" shall mean, with respect to any person, any cash royalties, cash distributions, or other cash payments (a) paid by such person to any other person in connection with the Commercial Sale of any Cocaine Product or (b) received by such person from any other person in connection with the Commercial Sale of any Cocaine Product by such other person.

         "COCAINE ROYALTY ARRANGEMENT" shall have the meaning as set forth in
Section 2.5(b).

         "COMMERCIAL SALES" shall mean (a) sales directly into the prescription pharmaceutical distribution channel and (b) if applicable, retail sales outside the prescription pharmaceutical distribution channel and wholesale sales to retailers outside the prescription pharmaceutical distribution channel.

         "CONTRACT" shall mean the contracts to which the Seller is a party and which relate to the Programs, as set forth on Schedule 3.5.

         "DIRECT COSTS OF DEVELOPMENT" shall mean: (x) salary costs relating to the labor of the employees set forth on Schedule 2.4 (in the respective percentages set forth thereon); (y) costs for equipment and materials necessary for the conduct of the Cocaine Program and the Nicotine Program in the manner contemplated by Section 5.1(a); and (z) costs described on Schedule 2.4 which are incurred in connection with clinical trials relating to the Cocaine Program and the Nicotine Program (provided that the amount of the Direct Costs of Development shall not exceed Six Hundred and Fifty Thousand United States Dollars (US$650,000)).

         "ENCUMBRANCE" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, encumbrance, adverse claim with respect to ownership or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent or conditional sale agreement or other title retention agreement or lease in the nature thereof.

         "ENVIRONMENTAL CLAIMS" shall mean all accusations, allegations, notices of violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws.

         "ENVIRONMENTAL CONDITIONS" shall mean the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air.

         "ENVIRONMENTAL LAWS" shall mean all applicable foreign, federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other governmental authority.

         "EQUIPMENT" shall mean the equipment set forth on Exhibit A.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCLUDED ASSETS" shall mean the Facilities, the Permits and the properties, assets and rights listed on Exhibit B.

         "FACILITIES" shall mean all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned or leased by the Seller.

         "GAAP" shall mean generally accepted accounting principles in the United Kingdom, as in effect from time to time, consistently applied.

         "GROSS COCAINE ROYALTIES" shall mean, for any period and with respect to any Cocaine Royalty Arrangement, the amount of Cocaine Royalties received by the Buyer during such period from such Cocaine Royalty Arrangement.

         "GROSS NICOTINE ROYALTIES" shall mean, for any period and with respect to any Nicotine Royalty Arrangement, the greater of (a) the amount of Nicotine Royalties received by the Buyer during such period from such Nicotine Royalty Arrangement or (b) ten percent (10%) of the Net Nicotine Sales of the Nicotine Assets Transferee during such period in such Nicotine Royalty Arrangement.

         "HAZARDOUS SUBSTANCES" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

         "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" or a similar phrase shall mean any material adverse effect on or change with respect to (i) the Assets (taken as a whole) or prospects of the Programs or (ii) the right or ability of the Seller to close any of the transactions contemplated hereby.

         "MATERIALS" shall mean all of the materials owned by the Seller and used primarily in the Programs, wherever located, including all warranty rights with respect thereto, including, without limitation, the materials described in Exhibit C hereto.

         "NET COCAINE ROYALTIES" shall mean, for any period, the amount of Gross Cocaine Royalties received by the Buyer during such period, less the amount of Cocaine Royalties paid by the Buyer during such Period (provided that no payment made by the Buyer to the Seller pursuant to Section 2.5(b) hereof shall be deemed a "Cocaine Royalty" for purposes of this definition).

         "NET NICOTINE ROYALTIES" shall mean, for any period, the amount of Gross Nicotine Royalties received by the Buyer during such period, less the amount of Nicotine Royalties paid by the Buyer during such Period (provided that no payment made by the Buyer to the Seller pursuant to Section 2.5(b) hereof shall be deemed a "Nicotine Royalty" for purposes of this definition).

         "NET COCAINE SALES" shall mean, with respect to any Cocaine Assets Transferee and for any period, the aggregate total revenue from sales (net of returns and allowances) of Cocaine Products by the Cocaine Assets Transferee during such period in any jurisdiction in which, at the time of each such sale, there existed a valid, unexpired Owned Patent relating to such Cocaine Products, PROVIDED, HOWEVER, that if the Buyer is unable, using reasonable commercial efforts, to obtain from the Cocaine Assets Transferee the information necessary to compute the amount of sales (net of returns and allowances), the amount of Net Cocaine Sales shall be computed based upon net sales (as defined in the agreement with the Cocaine Assets Transferee for purposes of computing the royalties payable pursuant to the Cocaine Royalty Arrangement) rather than sales (net of returns and allowances).

         "NET NICOTINE SALES" shall mean, with respect to any Nicotine Assets Transferee and for any period, the aggregate total revenue from sales (net of returns and allowances) of Nicotine Products by the Nicotine Assets Transferee during such period in any jurisdiction in which, at the time of each such sale, there existed a valid, unexpired Owned Patent relating to such Nicotine Products, PROVIDED, HOWEVER, that if the Buyer is unable, using reasonable commercial efforts, to obtain from the Nicotine Assets Transferee the information necessary to compute the amount of sales (net of returns and allowances), the amount of Net Nicotine Sales shall be computed based upon net sales (as defined in the agreement with the Nicotine Assets Transferee for purposes of computing the royalties payable pursuant to the Nicotine Royalty Arrangement) rather than sales (net of returns and allowances).

         "NICOTINE ASSETS TRANSFEREE" shall have the meaning as set forth in
Section 2.5(b).

         "NICOTINE PRODUCT" shall mean any product developed as part of the Nicotine Program.

         "NICOTINE PROGRAM" shall mean all activities of the Seller relating to the development of products for the treatment of nicotine addiction, including, without limitation, research, clinical evaluation, manufacture and sale of such products.

         "NICOTINE ROYALTIES" shall mean, with respect to any person, any cash royalties, cash distributions, or other cash payments (a) paid by such person to any other person in connection with the Commercial Sale of any Nicotine Product or (b) received by such person from any other person in connection with the Commercial Sale of any Nicotine Product by such other person.

         "NICOTINE ROYALTY ARRANGEMENT" shall have the meaning as set forth in
Section 2.5(b).

         "NIH GRANT" shall mean Grant Number 1U19DA1094601, titled "Therapeutic Cocaine Vaccine" from the National Institutes of Health.

         "ORDINARY SHARES" shall mean the ordinary shares ((pound)0.02 par value) of the Buyer.

         "OTHER PAYMENTS" shall have the meaning as set forth in Section 2.5(b).

         "PATENT" shall have the meaning as set forth in Section 3.15.

         "PERMITS" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, or notifications to, any governmental authority, whether foreign, federal, state or local, or any other person, used in or applicable to the past, present or currently anticipated conduct of, or relating to the conduct of the Programs.

         "PERMITTED ENCUMBRANCES" shall mean (a) liens for Taxes or governmental charges or claims (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehousemen's, mechanics and materialmen's and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor,
(c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (d) purchase money liens incurred in the ordinary course of business, consistent with past practice, and (e) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of the Programs and do not or would not materially detract from the value of the property to which such encumbrance relates.

         "PROGRAM ABANDONMENT" shall mean, with respect to a Program, the election by the Buyer to abandon the further development of the Program or the public announcement by the Buyer that it has abandoned further development of the Program.

         "PROGRAMS" shall mean The Nicotine Program and The Cocaine Program.

         "PURCHASE PRICE" shall be the sum of (i) $3,000,000 plus (ii) the Cash Election Amount.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SHAREHOLDERS AGREEMENT" shall mean that certain shareholders agreement to be entered into between the Buyer and the Seller, the Form of which is attached hereto as Exhibit D.

         "SOLVENT" shall mean, with respect to a particular date, that on such date (i) the fair value of the property of the Seller is greater than the total amount of liabilities, including probable liability or contingent liabilities, of the Seller, (ii) the present fair saleable value of the assets of the Seller is not less than the amount that will be required to pay the probable liability of the Seller on its debts and liabilities as they become due, (iii) the Seller does not intend to, and does not believe that it will, incur debts and liabilities beyond its ability to pay as they become due, and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller's property would constitute an unreasonably small amount of capital.

         "SUBSIDIARY" shall mean, with respect to any of the parties of this Agreement, any corporation or other business entity, whether or not incorporated, of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members of the board of directors, or other persons performing similar functions with respect to such entity, are held, directly or indirectly, by such party.

         "SUCCESSFUL COMPLETION OF PHASE 1 OF THE NICOTINE PROGRAM" shall mean the earlier of (a) the date of completion of all activities and the satisfaction of all conditions necessary to commence Phase 2 clinical trials with respect to the Nicotine Program (including, without limitation, receipt of regulatory approval, review board approval and any other relevant approvals to commence Phase 2 clinical trials in the United States) or (b) 180 days following the date on which a contract research organization issues a final trial report which testifies to the successful completion of Phase 1 clinical trials with respect to the Nicotine Program.

         "SUCCESSFUL COMPLETION OF PHASE 2 OF THE NICOTINE PROGRAM" shall mean the earlier of (a) the date of completion of all activities and the satisfaction of all conditions necessary to commence Phase 3 clinical trials with respect to the Nicotine Program (including, without limitation, receipt of regulatory approval, review board approval and any other relevant approvals to commence Phase 3 clinical trials in the United States) or (b) 180 days following the date on which a contract research organization issues a final trial report which testifies to the successful completion of Phase 2 clinical trials with respect to the Nicotine Program.

         "SUCCESSFUL COMPLETION OF PHASE 2 OF THE COCAINE PROGRAM" shall mean the earlier of (a) the date of completion of all activities and the satisfaction of all conditions necessary to commence Phase 3 clinical trials with respect to the Cocaine Program (including, without limitation, receipt of regulatory approval, review board approval and any other relevant approvals to commence Phase 3 clinical trials in the United States) or (b) 180 days following the date on which a contract research organization issues a final trial report which testifies to the successful completion of Phase 2 clinical trials with respect to the Cocaine Program.

         "TRADING DAY" shall mean any day on which both the Nasdaq Stock Market and the London Stock Exchange conduct trading activities in securities generally.

         1.2. OTHER DEFINED TERMS. In addition to the terms defined in the Recitals to this Agreement and Section 1.1, the following terms shall have the meanings defined for such terms in the Sections set forth below:

           Term                                            Section
           ----                                            -------

           "Abandoned Program Rights".....................  5.9(b)
           "Accounting Firm"..............................  2.4(c)
           "Accounting Reports"...........................  2.5(b)
           "Acquired Proprietary Rights"..................  3.15(b)
           "Acquisition Proposal".........................  5.4(a)
           "Actions"......................................  3.11
           "Adjusted Cash Election Amount"................  2.4(b)
           "Agreement"....................................  Recitals
           "Assumed Liabilities"..........................  2.3(b)
           "Buyer"........................................  Recitals
           "Buyer Indemnified Parties"....................  7.2(a)
           "Buyer Material Adverse Change"................  4.3
           "Buyer Material Adverse Effect"................  4.5
           "Buyer Reports"................................  4.6
           "Claim"........................................  7.2(b)
           "Claim Notice".................................  7.2(b)
           "Closing"......................................  2.6(a)
           "Closing Date".................................  2.6(a)
           "Copyrights"...................................  3.15(a)
           "Damages"......................................  7.2(a)
           "Damage Threshold".............................  7.4(a)
           "Development Costs Credit......................  2.4(b)
           "Disclosure Schedule" .........................  Article III Preamble
           "Estimated Direct Costs of Development"........  2.4(a)
           "Excluded Liabilities"........................   2.3(c)
           "fair market value"...........................   5.9(d)
           "FDA".........................................   5.1(i)
           "Final Adjustment Schedules"..................   2.4(c)
           "Indemnification Limit".......................   7.4(c)
           "Indemnified Party"...........................   7.2(b)
           "Indemnifying Party"..........................   7.2(b)
           "Laws"........................................   3.13
           "Marks".......................................   3.15(a)
           "Material Permits"............................   3.6
           "Non-Compete Period"..........................   5.7(c)
           "Other Payments"..............................   2.5(b)
           "Owned Copyrights"............................   3.15(f)
           "Owned Patents"...............................   3.15(d)
           "Owned Trade Secrets".........................   3.15(g)
           "Payment Event"...............................   8.1(d)
           "Preliminary Adjustment Schedules"............   2.4(c)
           "Proprietary Rights"..........................   3.15(a)
           "Repurchase Price"............................   5.9(c)
           "Resolution Period"...........................   2.4(c)
           "Seller"......................................   Recitals
           "Seller Indemnified Parties"..................   7.2(a)
           "Seller Reports"..............................   3.9
           "Statement"...................................   2.5(b)

           Term                                            Section
           ----                                            -------

           "Subsequent Acquisition Event"................   8.1(d)
           "Third-Party Claim"...........................   7.2(b)
           "Trade Secrets"...............................   3.15(a)
           "Valuation Date"..............................   5.9(d)

                                   ARTICLE II.

                           PURCHASE AND SALE OF ASSETS

         2.1. BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer shall purchase from the Seller, and the Seller shall sell to the Buyer, the Assets, free and clear of any and all Encumbrances and other rights and interests of others of any and every kind for the consideration specified below in this Article II.

         2.2. AMERICAN DEPOSITORY SHARE CONSIDERATION. The consideration to be paid by the Buyer at the Closing for the Assets shall be the American Depositary Share Consideration.

         2.3.     TRANSFERRED ASSETS AND EXCLUDED LIABILITIES.

                  (a) TRANSFERRED ASSETS. The Buyer and the Seller agree that, on or prior to the Closing Date, the Seller shall transfer to the Buyer all of the Assets.

                  (b) ASSUMED LIABILITIES. The Buyer and the Seller agree that, on or prior to the Closing Date, the Buyer shall assume those obligations and liabilities of Seller identified on Schedule 2.3(b) ("ASSUMED LIABILITIES").

                  (c) EXCLUDED LIABILITIES. The Buyer and the Seller agree that, except for the Assumed Liabilities expressly specified on Schedule 2.3(b), the Buyer shall not assume, or otherwise be responsible for, any liabilities or obligations of the Seller, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof, including, without limitation, those liabilities described in Section 5.7(d) hereof ("EXCLUDED LIABILITIES").

         2.4.     CASH ELECTION.

                  (a) ESTIMATED DIRECT COSTS OF DEVELOPMENT. Not later than the fifth business day immediately prior to the Closing Date, the Seller shall deliver to the Buyer an estimate of the Direct Costs of Development from December 17, 1998 through and including the day immediately prior to the Closing Date (the "ESTIMATED DIRECT COSTS OF DEVELOPMENT"), together with a reasonably detailed statement supporting such estimate.

                  (b) PAYMENT OF ADJUSTED CASH ELECTION AMOUNT. The Buyer and the Seller agree that at the Closing, the Seller shall deliver to the Buyer by wire transfer of immediately available funds cash in an amount equal to the Adjusted Cash Election Amount. For purposes of the foregoing, the term "ADJUSTED CASH ELECTION AMOUNT" shall mean: (a)(i) the Cash Election Amount plus (ii) the Development Costs Credit, less (b) the amount of the Estimated Direct Costs of Development. For purposes of this Section 2.4, the term "DEVELOPMENT COSTS CREDIT" shall mean One Hundred Fifty Thousand United States Dollars (US$150,000). The Seller has provided the Buyer with a forecast listing the items and amounts of Direct Costs of Development which the Seller reasonably expects will be incurred from December 17, 1998 through December 31, 1998 and for each calendar month thereafter, through and including June 1999. Prior to the Closing Date, the Seller shall provide the Buyer, not later than the tenth day of each calendar month, commencing in January 1999, with (A) a statement setting forth a list of the items and amounts of the Direct Costs of Development incurred by the Seller during the prior month (or, with respect to December 1998, from December 17, 1998 through December 31, 1998) and (B) such updates as may be appropriate to reflect changes in the forecast described in the immediately preceding sentence.

                  (c)      ADJUSTMENT OF ESTIMATED DIRECT COSTS OF DEVELOPMENT.

                  (i) As promptly as practical, but in no event later than 90 days after the Closing Date, the Buyer shall prepare and deliver to the Seller a schedule or schedules showing the Direct Costs of Development, setting forth in reasonable detail the data and calculations set forth therein, together with a certification stating without qualification that the foregoing schedules have been prepared in conformity with GAAP applied on a consistent basis and were prepared in conformity with the provisions of this Agreement (collectively, the "PRELIMINARY ADJUSTMENT SCHEDULES").

                  (ii) Unless the Seller gives written notice to the Buyer on or before the 45th day after the Seller's receipt of the Preliminary Adjustment Schedules specifying in reasonable detail all disputed items and the basis therefor, the Seller shall be deemed to have accepted and agreed to the Preliminary Adjustment Schedules. If the Seller so notifies the Buyer of its objection to one or more items set forth in the Preliminary Adjustment Schedules, the Seller shall be deemed to have accepted and agreed to the items set forth in the Preliminary Adjustment Schedules that are not so specified in such notice to the Buyer as having been objected to. The Seller and the Buyer shall, within 30 days following such notice (the "RESOLUTION PERIOD"), attempt to resolve their differences with respect to any disputed amounts and any resolution by them as to any disputed amounts shall be final, binding and conclusive. During the period of any dispute within the contemplation of this
Section 2.4(c)(ii), the Seller, the Seller's auditors and other representatives of the Seller shall have full access during normal business hours to all relevant Books and Records of the Programs and shall be permitted to review the working papers, if any, of the Buyer's auditors relating to the Preliminary Adjustment Schedules. The Buyer and the Buyer's auditors shall cooperate with the Seller and the Seller's auditors in facilitating such review.

                  (iii) If at the conclusion of the Resolution Period amounts remain in dispute, then all amounts remaining in dispute shall be submitted, as soon as practicable, to a mutually acceptable firm of independent public accountants (the "ACCOUNTING FIRM") of recognized national standing. If the Seller and the Buyer are unable to agree on the Accounting Firm within 10 days after the expiration of the Resolution Period, the Seller and the Buyer shall each have the right to request the American Arbitration Association to appoint the Accounting Firm who shall not have had a material business relationship with the Seller, the Buyer or any of their respective Affiliates within the past two years. The parties agree to execute a reasonable engagement letter if requested by the Accounting Firm. The Accounting Firm shall act as an arbitrator to determine only those issues still in dispute. The Accounting Firm's determination shall be made within 30 days after their selection, shall be set forth in a written statement delivered to the Seller and the Buyer and shall be final, binding and conclusive. The term "FINAL ADJUSTMENT SCHEDULES," as used herein, means the definitive Adjustment Schedules agreed to or deemed to have been agreed to by the Seller and the Buyer in accordance with Section 2.4(c)(ii) or the definitive Adjustment Schedules resulting from the determination by the Accounting Firm in accordance with this Section 2.4(c)(iii) (in addition to those items theretofore agreed by the Seller and the Buyer).

                  (iv) After the resolution of all disputes with respect to the Final Adjustment Schedules the parties shall determine the difference between the Estimated Direct Costs of Development and the Direct Costs of Development. In the event that the Direct Costs of Development as set forth in the Final Adjustment Schedules are greater than the Estimated Direct Costs of Development, the Buyer shall, promptly following resolution of any objections with respect to the Adjustment Schedules, pay to the Seller by wire transfer of immediately available funds an amount equal to the amount of the Direct Costs of Development less the amount of the Estimated Direct Costs of Development. In the event that the Direct Costs of Development as set forth in the Final Adjustment Schedules are less than the Estimated Direct Costs of Development, the Seller shall, promptly following resolution of any objections with respect to the Adjustment Schedules, pay to the Buyer by wire transfer of immediately available funds an amount equal to the amount of the Estimated Direct Costs of Development less the amount of the Direct Costs of Development.

                  (v) The fees of the Buyer and its representatives incurred in connection with the preparation of the Preliminary and Final Adjustment Schedules shall be borne by the Buyer, and the fees of the Seller and its Representatives incurred in connection with their review of the Preliminary and Final Adjustment Schedules shall be borne by the Seller. The fees of any, Accounting Firm shall be borne by the Seller and the Buyer in such amount(s) as shall be determined by the Accounting Firm based on the proportion that the aggregate amount of disputed items submitted to the Accounting Firm that is unsuccessfully disputed by the Seller, on the one hand, or the Buyer, on the other hand, as determined by the Accounting Firm, bears to the total amount of such disputed items so submitted.

         2.5.     ADDITIONAL CONSIDERATION FOR THE ASSETS.

                  (a)      PROGRAM COMPLETION PAYMENTS.

                  (i) On or prior to the 30th day following the date of Successful Completion of Phase 1 of the Nicotine Program, the Buyer shall pay to the Seller, in the manner set forth in Section 2.5(a)(iv) below, the amount of Three Million United States Dollars (US$3,000,000) as further consideration for the Assets.

                  (ii) On or prior to the earlier to occur of (A) the 180th day following the date of Successful Completion of Phase 2 of the Nicotine Program or (B) the 30th day following the later of (1) the date of Successful Completion of Phase 2 of the Nicotine Program or (2) the date of Successful Completion of Phase 2 of the Cocaine Program, the Buyer shall pay to the Seller, in the manner set forth in Section 2.5(a)(iv) below, the amount of Six Million United States Dollars (US$6,000,000) as further consideration for the Assets.

                  (iii) On or prior to the earlier to occur of (A) the 180th day following the date of Successful Completion of Phase 2 of the Cocaine Program or (B) the 30th day following the later of (1) the date of Successful Completion of Phase 2 of the Cocaine Program or (2) the date of Successful Completion of Phase 2 of the Nicotine Program, the Buyer shall pay to the Seller, in the manner set forth in Section 2.5(a)(iv) below, the amount of Two Million United States Dollars (US$2,000,000) as further consideration for the Assets.

                  (iv) The Buyer may elect, in its sole discretion, to make any payment required pursuant to this Section 2.5(a) using any one of the following payment methods: (A) in cash, by wire transfer of immediately available funds pursuant to appropriate instructions from the Seller; or (B) by delivery of American Depositary Shares; or (C) by a combination of cash or American Depositary Shares. In the event that the Buyer elects to make all or any portion of any such payment by delivery of

American Depositary Shares, the number of American Depositary Shares so delivered shall be equal to the number (rounded to the nearest whole share) determined by dividing (Y) the dollar amount of such payment or partial payment to be made by delivery of American Depositary Shares, by (Z) the average of the last sale prices of the American Depositary Shares for the 20 consecutive Trading Days ending on the third trading day immediately prior to the date on which such amount became payable; provided that such average shall not be less than an amount equal to three times 95%, or greater than an amount equal to three times 105%, of the average mid-market price of the Ordinary Shares (as derived from the Official List of London Stock Exchange Limited) during such 20 day period.

                  (b)      PAYMENTS ON SALE OF PROGRAM PRODUCTS.

                  (i)      Royalty Payments.

                           (A) NICOTINE ROYALTY PAYMENTS. In the event that, at any time after the Closing Date, the Buyer enters into any contract, partnership, joint venture or other arrangement with a third party (such third party, a "NICOTINE ASSETS TRANSFEREE") pursuant to which the Buyer will receive Nicotine Royalties from such Nicotine Assets Transferee (a "NICOTINE ROYALTY ARRANGEMENT"), the Buyer shall, within 30 days following the date on which the Buyer shall have received any Nicotine Royalties from such Nicotine Royalty Arrangement, pay to the
         Seller:

                           (1) an amount equal to five percent (5%) of the Net Nicotine Royalties received by the Buyer from such Nicotine Royalty Arrangement in any calendar year arising from that portion of the Net Nicotine Sales of such Nicotine Assets Transferee during such calendar year which is less than or equal to Two Hundred Million United States Dollars (US$200,000,000); plus

                           (2) an amount equal to ten percent (10%) of the Net Nicotine Royalties received by the Buyer from such Nicotine Royalty Arrangement in any calendar year arising from that portion of the Net Nicotine Sales of such Nicotine Assets Transferee during such calendar year in excess of Two Hundred Million United States Dollars (US$200,000,000) and less than or equal to Four Hundred Million United States Dollars (US$400,000,000); plus

                           (3) an amount equal to twenty percent (20%) of the Net Nicotine Royalties received by the Buyer from such Nicotine Royalty Arrangement in any calendar year arising from that portion of the Net Nicotine Sales of such Nicotine Assets Transferee during such calendar year in excess of Four Hundred Million United States Dollars (US$400,000,000) and less than or equal to Six Hundred Million United States Dollars (US$600,000,000); plus

                           (4) an amount equal to thirty percent (30%) of the Net Nicotine Royalties received by the Buyer from such Nicotine Royalty Arrangement in any calendar year arising from that portion of the Net Nicotine Sales of such Nicotine Assets Transferee during such calendar year in excess of Six Hundred Million United States Dollars (US$600,000,000) and less than or equal to Eight Hundred Million United States Dollars (US$800,000,000); plus

                           (5) an amount equal to forty percent (40%) of the Net Nicotine Royalties received by the Buyer from such Nicotine Royalty Arrangement in any calendar year arising from that portion of the Net Nicotine Sales of such Nicotine Assets Transferee during such calendar year in excess of Eight Hundred Million United States Dollars (US$800,000,000).

                           (B) COCAINE ROYALTY PAYMENTS. In the event that, at any time after the Closing Date, the Buyer enters into any contract, partnership, joint venture or other arrangement with a third party (such third party, a "COCAINE ASSETS TRANSFEREE") pursuant to which the Buyer will receive Cocaine Royalties from such Cocaine Assets Transferee (a "COCAINE ROYALTY ARRANGEMENT"), the Buyer shall, within 30 days following the date on which the Buyer shall have received any Cocaine Royalties from such Cocaine Royalty Arrangement, pay to the
         Seller:

                           (1) an amount equal to one percent (1%) of the Net Cocaine Royalties received by the Buyer from such Cocaine Royalty Arrangement in any calendar year arising from that portion of the Net Cocaine Sales of such Cocaine Assets Transferee during such calendar year which is less than or equal to One Hundred Million United States Dollars (US$100,000,000); plus

                           (2) an amount equal to three percent (3%) of the Net Cocaine Royalties received by the Buyer from such Cocaine Royalty Arrangement in any calendar year arising from that portion of the Net Cocaine Sales of such Cocaine Assets Transferee during such calendar year in excess of One Hundred Million United States Dollars (US$100,000,000) and less than or equal to Two Hundred Million United States Dollars (US$200,000,000); plus

                           (3) an amount equal to five percent (5%) of the Net Cocaine Royalties received by the Buyer from such Cocaine Royalty Arrangement in any calendar year arising from that portion of the Net Cocaine Sales of such Cocaine Assets Transferee during such calendar year in excess of Two Hundred Million United States Dollars (US$200,000,000).

                           (C) ADJUSTMENT.

                           (1) As soon as practicable following the last day of each calendar year in which the Buyer shall have received Net Nicotine Royalties or Net Cocaine Royalties, as the case may be, the Buyer shall deliver a statement to the Seller (the "STATEMENT") setting forth the actual amount of Net Nicotine Royalties received from and Net Nicotine Sales of the Nicotine Assets Transferee or Net Cocaine Royalties received from and Net Cocaine Sales of the Cocaine Assets Transferee, as the case may be, for such calendar year.

                           (2) Each Statement shall be accompanied by reasonably detailed accounting reports and other reasonably detailed information supporting the information set forth in such Statement (the "ACCOUNTING REPORTS"). If not objected to within thirty days, the information in any Statement shall be deemed accepted and shall be final and binding. If the Seller objects to any information in a Statement, the parties shall negotiate in good faith to resolve such objection. If all objections with respect to any calendar year are not resolved within 60 days after the delivery of the Statement to the Seller, the parties shall promptly appoint an Accounting Firm to review the Accounting Reports and such additional information relating to the Programs as the Accounting Firm may reasonably request from the Buyer. The Accounting Firm shall be directed to reach a determination as promptly as practicable with respect to the amounts in dispute. The determination of the Accounting Firm shall be final and binding on the parties. In the event that either (a) the amount of Net Nicotine Royalties or Net Cocaine Royalties, as the case may be, for such calendar year as determined by the Accounting Firm exceeds by more than five percent (5%) of the amount of Net Nicotine Royalties or Net Cocaine Royalties, as the case may be, for such calendar year as set forth on the Statement or (b) the amount of Net Nicotine Royalties or Net Cocaine Royalties, as the case may be, for such calendar year as set forth on the Statement exceeds by more than five percent (5%) the amount of Net Nicotine Royalties or Net Cocaine Royalties, as the case may be, for such calendar year as determined by the Accounting Firm, then the Buyer shall pay the expenses of the Accounting Firm incurred in connection with the resolution of such objection. In all other cases, the Seller shall pay the expenses of the Accounting Firm incurred in connection with the resolution of such objections.

                           (3) Each party agrees, within (i) 35 days following delivery of the Statement pursuant to clause (1) above if the Seller does not object to the Statement within 30 days of delivery thereof by the Buyer or (ii) ten days of the determination of the Accounting Firm pursuant to clause (2) above, to remit to the other (not more than 30 days following receipt of such notice) such amount as may be necessary to cause the aggregate amount of the payments made in respect of such calendar year by the Buyer pursuant to clause (A) or (B) above, as applicable, to equal the aggregate amount of the payments required to have been made in respect of such calendar year by the Buyer pursuant to clause (A) or (B) above, as applicable, based upon the actual amount of such Net Nicotine Royalties received and Net Nicotine Sales or Net Cocaine Royalties received and Net Cocaine Sales for such calendar year.

                  (ii) Other Payments in Connection with Nicotine Royalty Arrangements. In addition to any payments pursuant to Section 2.5(b)(i), in the event that, at any time after the Closing Date, the Buyer enters into any Nicotine Royalty Arrangement, the Buyer shall, within 30 days following the last day of any calendar year in which the Buyer shall have received any Nicotine Royalties from such Nicotine Royalty Arrangement, pay to the Seller ten percent (10%) of any Other Payments received by the Buyer during such calendar year in respect of such Nicotine Royalty Arrangement. For purposes of the foregoing, the term "OTHER PAYMENTS" shall mean any payment (other than Nicotine Royalties) received by the Buyer in lieu of Nicotine Royalties as the direct result of the Commercial Sale of any Nicotine Product sold in any jurisdiction in which (A) there is in force a valid and unexpired Patent on such Nicotine Product and (B) all regulatory approvals necessary for the sale of such Nicotine Product in such jurisdiction have been obtained; provided, however, that the term "Other Payments" shall not include any payment in respect of product development fees, milestone payments in respect of the receipt of regulatory approvals, payments arising from any other activities in respect of the receipt of regulatory approvals or the commercial launch of any Nicotine Product, or any other payment that is not directly the result of the Commercial Sale of any Nicotine Product.

                  (iii) Nicotine Royalty Payments for Commercial Sales of Nicotine Products by the Buyer. In the event that the Buyer elects to effect Commercial Sales of any Nicotine Products directly rather than entering into a Nicotine Royalty Arrangement with a Nicotine Assets Transferee (as contemplated by Section 2.5(b)(i) and (ii)) or effecting a transfer of any Nicotine Product that is not a Commercial Sale to a third party (as contemplated by Section 2.5(b)(iv)), the Buyer and the Seller shall negotiate in good faith to reach an agreement providing for the payment to the Seller of Nicotine Royalties either
(A) at the same rate and on substantially the same terms as those received by the Buyer in any Nicotine Royalty Arrangement in the United States or (B) if no such Nicotine Royalty Arrangement shall have been entered into by the Buyer in the United States, then at such rate and on such terms as may be agreed to by the parties; provided that in no event shall any agreement pursuant to this clause (B) provide for the payment of Nicotine Royalties to the Seller at a rate of less than ten percent (10%) of the Buyer's Net Nicotine Sales from such Commercial Sales.

                  (iv) Other Sales of Nicotine Products by the Buyer. In the event that, at any time after the Closing Date, the Buyer sells, assigns, contributes, licenses or otherwise transfers to a third party any Acquired Proprietary Rights, Owned Patents, Owned Works, Owned Copyrights or Owned

Trade Secrets related to the Nicotine Program or any Nicotine Product (other than in connection with a Nicotine Royalty Arrangement as contemplated by
Section 2.5(b)(i) and (ii), and other than in a Commercial Sale as contemplated by Section 2.5(b)(iii)), the Buyer shall, within 30 days following the receipt of the proceeds from such transaction, pay to the Seller as further consideration for the Assets an amount equal to ten percent (10%) of such net proceeds to the Buyer, by wire transfer pursuant to appropriate instructions from the Seller (or, if such transaction generates net proceeds to the Buyer in a form other than cash, by such other means of delivery as may be appropriate).

                  (v) Proceeds from the Sale of American Depositary Shares or Ordinary Shares Not Deemed Payments. In no event shall the receipt of proceeds from the issue or sale of American Depositary Shares or Ordinary Shares by the Buyer be deemed to be a "payment" or "proceeds" with respect to any of the transactions contemplated in this Section 2.5(b) or any other provision of this Agreement, except that the receipt of such proceeds shall be deemed to constitute an "Other Payment" pursuant to Section 2.5(b)(ii), or shall be deemed to constitute "proceeds" pursuant to Section 2.5(b)(iv) if, and only if, (A) such issue or sale is to a Nicotine Assets Transferee or a Cocaine Assets Transferee and (B) to the extent, and only to the extent, (1) such issue or sale is at a premium over the trading price of such American Depositary Shares as quoted on the Nasdaq Stock Market, or of such Ordinary Shares as quoted on the London Stock Exchange and (2) the Buyer determines in good faith that such premium is a payment in lieu of an "Other Payment" for purposes of Section 2.5(b)(ii) or "proceeds" pursuant to Section 2.5(b)(iv).

         2.6.     CLOSING.

                  (a) CLOSING DATE. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated in this Agreement (the "CLOSING"), shall take place (i) at the offices of Latham & Watkins, 885 Third Avenue, New York, New York at 10:00 a.m., local time, on the later of (A) January 22, 1998 or (B) the first business day immediately following the day on which the last of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance herewith or (ii) at such other time, date or place as the Buyer and the Seller may agree. The date on which the Closing occurs is herein referred to as the "CLOSING DATE."

                  (b) DELIVERIES AT THE CLOSING. At the Closing: (i) the Seller shall deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6.3(f) below; (ii) the Buyer shall deliver to the Seller the various certificates, instruments, and documents referred to in
Section 6.2(b) below; (iii) the Seller shall deliver to the Buyer the Assets, together with any other documents and instruments, as shall be necessary or appropriate to warrant and vest in Buyer good and marketable right, title and interest in and to the Assets; (iv) the Seller shall deliver to the Buyer by wire transfer of immediately available funds cash in an amount equal to the Adjusted Cash Election Amount as provided in Section 2.4 hereof; and (v) the Buyer shall deliver to the Seller American Depositary Receipts representing newly issued American Depository Shares in an amount equal to the American Depositary Share Consideration.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

         As an inducement to the Buyer to enter into this Agreement, the Seller hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to the Buyer, except as otherwise set forth in a written disclosure schedule (the "DISCLOSURE SCHEDULE") delivered by the Seller to the Buyer prior to the date hereof, a copy of which is attached hereto. Unless otherwise specified, (1) each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule and (2) no disclosure made in any particular numbered schedule of the Disclosure Schedule shall be deemed made in any other numbered schedule of the Disclosure Schedule unless expressly made therein (by cross-reference or otherwise) or unless, and only to the extent that, it is apparent on the face of such disclosure that such disclosure contains information which also modifies another representation and warranty therein.

         3.1. ORGANIZATION. The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2. AUTHORIZATION. The Seller has all necessary corporate power and authority to execute, deliver and perform this Agreement and all agreements and documents contemplated hereby. The completion by the Seller of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement has been duly authorized, executed and delivered by the Seller and is a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

         3.3.     ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  (a) CHANGES SINCE SEPTEMBER 30, 1998. Since September 30, 1998, (y) there has been no Material Adverse Change and (z) to the best knowledge of the Seller, (i) there has been no threatened Material Adverse Change, and (ii) no events or developments have occurred that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, since September 30, 1998, the Seller has not (i) taken any action of the type contemplated by
Section 5.2(c) or Section 5.1(f) through (l) hereof or (ii) failed to take any action of the type contemplated by Section 5.1(a) , (b), (d) or (e) hereof.

                  (b) CHANGES RELATING TO DEVELOPMENT. The Seller has not received any correspondence or other communication from any regulatory agencies, regulatory consultants, other advisors or suppliers with respect to, or otherwise has knowledge of any fact or circumstance that could result in, any delay or unforeseen difficulty in the achievement of any developmental milestone or regulatory approval with respect either to the Nicotine Program or the Cocaine Program.

         3.4. TITLE TO ASSETS; ABSENCE OF LIENS AND ENCUMBRANCES, ETC. The Seller owns all of the Assets. The Assets are all of the assets, properties, and rights of any kind that are necessary for the conduct of the Programs as heretofore conducted by the Seller. The Seller has good and marketable title to all Assets owned by it consisting of personal property, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (A) there are no leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property, (B) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and (C) there are no parties (other than the Seller) who are in possession of or who are using any such item of personal property.

         3.5.     CONTRACTS AND COMMITMENTS.

                  (a) Schedule 3.5 sets forth a complete and accurate list of all Contracts.

The Seller has delivered to the Buyer a true and correct copy of each written Contract. Except for the Contracts listed on Schedule 3.15, there is no agreement, contract, lease, note, loan, evidence of indebtedness, purchase order, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, purchase and sales order, or executory commitment to which the Seller is a party that relates in any way to the Programs or the Assets.

                  (b) ABSENCE OF BREACHES OR DEFAULTS IN GENERAL. With respect to each Contract, (i) there is no default by the Seller or to the best knowledge of the Seller, any other party to any Contract, (ii) the execution, delivery and performance of this Agreement and the Shareholders Agreement and the completion of the transactions contemplated hereby and thereby will not cause a default thereunder; (iii) such Contract is in full force and effect; and
(iv) no action has been taken by the Seller and, to the best knowledge of the Seller, no event has occurred which, with notice or lapse of time or both and/or the occurrence, nonoccurrence, or existence or nonexistence of any other event or condition would permit termination, modification or acceleration of the performance of any obligation by a party thereto other than the Seller under any such Contract.

         3.6. PERMITS. Except as set forth on Schedule 3.6, there are no Permits. Except for the Permits identified with an asterisk ("*") on Schedule
3.6 (such Permits, the "MATERIAL PERMITS"), none of the Permits listed on
Schedule 3.6 is required to own the Assets and to conduct the Programs.

         3.7. NO CONFLICT OR VIOLATION. Neither the execution, delivery and performance of this Agreement, nor the completion of the transactions contemplated hereby, by the Seller will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or by-laws of the Seller, (b) a breach of, or a default under, or the creation or vesting of any right of any party (including, without limitation, any such right to accelerate, terminate or cancel) pursuant to any contract (including any Contract), any term or provision of any contract (including any Contract), or any license, indebtedness, lease, Encumbrance, Permit, authorization or concession to which the Seller is a party or by which any of its properties are bound (including, without limitation, by reason of the failure to obtain a consent or approval thereunder), (c) a violation by the Seller of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to the Seller, (d) an impairment of any right of the Seller under any Contract to which it is a party or by which the Assets are bound or under any Permit relating to the operation of the Programs, or (e) an imposition of any Encumbrance (other than Permitted Encumbrances), restriction or charge on the Programs or on any of the Assets.

         3.8. CONSENTS AND APPROVALS. No consent, waiver, agreement, approval, Permit or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory authority or body or other person or entity is required to be made or obtained by the Seller in connection with the execution, delivery and performance of this Agreement and the completion of the transactions contemplated hereby other than those consents, waivers, agreements, approvals, authorizations, declarations, filings, notices or registrations, that have been, or will be prior to the Closing Date, obtained or made, as set forth on Schedule
3.8. No approval of the shareholders of the Seller is required in order to close the transactions contemplated hereby.

         3.9. SEC DOCUMENTS. The Seller has filed all forms, reports and documents required to be filed by it with the SEC through the date of this Agreement (collectively, the "SELLER REPORTS"). As of their respective dates, the Seller Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         3.10. SUBSIDIARIES. Except for ImmuLogic Pharmaceuticals Securities Corporation, the Seller does not have any Subsidiaries. With respect to ImmuLogic Pharmaceuticals Securities Corporation, such Subsidiary does not (a) hold any Assets or any other material assets (other than cash or cash equivalents) or (b) engage in any activities relating to the Programs or otherwise conduct any material operations.

         3.11. LITIGATION; FDA AND ADMINISTRATIVE PROCEEDINGS. Except as set forth on Schedule 3.11, there are no outstanding actions, orders, writs, injunctions, judgments or decrees or any claims, suits, charges, proceedings, labor disputes, arbitrations, governmental audits or investigations (collectively, "ACTIONS") pending or, to the best knowledge of the Seller, threatened or anticipated, (a) against, related to or affecting the Programs or the Assets; (b) relating to the transactions contemplated hereby; or (c) in which Seller (with respect to the Programs or the Assets) is a plaintiff, including, without limitation, any derivative suits brought by or on behalf of the Seller. The Seller has identified and made available for inspection by the Buyer the complete files, if any, of the Seller relating to (w) product complaints, (x) clinical histories, (y) inspection by governmental agencies, and
(z) correspondence with governmental agencies (including, without limitation, inspections and correspondence relating to anti-discrimination laws and regulations and the Seller's filings with the Federal Food and Drug Administration, product recalls or withdrawals), in each case, as they relate to the Programs and the Assets.

         3.12. ACTIVITIES OF THE PROGRAMS. Schedule 3.12 sets forth those activities (including, without limitation, preclinical studies, clinical trials and communications with regulatory agencies) that presently are being conducted or are proposed to be conducted during the 180-day period following the date of this Agreement by the Seller or any other person on behalf of the Seller in connection with the Cocaine Program and the Nicotine Program.

         3.13. COMPLIANCE WITH LAW. The Seller is in compliance with (a) all applicable laws, statutes, ordinances, regulations, rules and orders of every federal, state, local or foreign government and every federal, state, local or foreign court or other governmental or regulatory agency, department, authority, body or instrumentality and (b) any judgment, decision, decree or order of any court or governmental or regulatory agency, department, authority, body or instrumentality (collectively, "LAWS"), relating to the Programs or the Assets, except to the extent that any such violation or failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. The Seller has not received any written notice to the effect that, and does not otherwise have any knowledge that, (i) the Seller is not currently in compliance with, or is in violation of, any applicable Laws or (ii) any currently existing circumstances are likely to result in a failure of the Seller to comply with, or a violation by the Seller of, any Laws, in either case which such failure to comply or violation would, individually or in the aggregate, have a Material Adverse Effect.

         3.14. NO BROKERS. The Buyer shall not be liable for any obligations under any written or oral agreement with any broker, finder or similar agent or any person or firm to pay any finder's fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby entered into by the Seller or any other person, or any of their officers, directors, employees, stockholders or other Affiliates.

         3.15.    PROPRIETARY RIGHTS.

                  (a)      The term "PROPRIETARY RIGHTS" includes :

                  (i) fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively "MARKS");

                  (ii) patents, patent applications, disclosures, and inventions and discoveries that may be patentable (collectively "PATENTS");

                  (iii) copyrights in both published works and unpublished works (collectively "COPYRIGHTS");

                  (iv) know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, blue prints and other similar material (collectively "TRADE SECRETS").

                  (b) Schedule 3.15(b) contains a complete and accurate list and summary description, including any royalties payable or receivable by the Seller in respect of all contractual arrangements relating to Proprietary Rights relating to the Programs ("ACQUIRED PROPRIETARY RIGHTS") to which the Seller is a party or by which the Seller is bound, except for any license implied by the sale of product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Seller is the licensee. There are no outstanding or, to the Seller's best knowledge, threatened disputes or disagreements with respect to any such agreement.

                  (c) (i) The Acquired Proprietary Rights are all those necessary for the operation of the Programs as it is currently conducted. Except as set forth in Schedule 3.15(b), the Seller is the owner of all right, title, and interest in each of the Acquired Proprietary Rights, free and clear of all Encumbrances, and has the right to use without payment to a third party all of the Acquired Proprietary Rights; (ii) Except as set forth in Schedule 3.15(c), all former and current employees of Seller have executed written agreements with the Seller that assign to the Seller all rights to any inventions, improvements, discoveries, or information relating to the Programs. No employee of the Seller has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Seller.

                  (d) (i) Schedule 3.15(d) contains a complete and accurate list and summary description of all Patents owned by the Seller which relate to the Cocaine Program or the Nicotine Program ("OWNED PATENTS"). The Seller is the owner of all right, title and interest in and to each of the Owned Patents, free and clear of all liens, security interests, charges, Encumbrances, and other adverse claims; (ii) all of the issued Owned Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days of after the Closing Date; (iii) no Owned Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding, and to the Seller's best knowledge, there is no potentially interfering patent or patent application of any third party; (iv) to the Seller's best knowledge, no Owned Patent is infringed or has been challenged or threatened in any way;
(v) the operation of the Programs and any process or know-how used does not infringe any third party Proprietary Right of any other person or entity; and
(vi) any products made, used or sold under the Owned Patents have been marked with the proper patent notice. The Seller has conducted an inquiry regarding the presence of activities which might infringe the Owned Patents and has provided a summary of the results of such inquiry to the Buyer.

                  (e) (i) Schedule 3.15(e) contains a complete and accurate list and summary description of all Marks used in conjunction with the Programs ("OWNED MARKS"); (ii) the Seller is the owner of all right, title and interest in and to each of the Owned Marks, free and clear of all Encumbrances; (iii) all Owned Marks that have been registered with the USPTO are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date; (iv) no Owned Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Seller's best knowledge, no such action is threatened with respect to any of the Owned Marks; (v) to the Seller's best knowledge, there is no potentially interfering trademark or trademark application of any third party; (vi) to the Seller's best knowledge, no Owned Mark is infringed or has been challenged or threatened in any way; (vii) none of the Owned Marks used in conjunction with the Programs infringes or is alleged to infringe any trade name, trademark, or service mark of any third party; (viii) all products and materials containing an Owned Mark bear the proper federal registration notice where permitted by law.

                  (f) (i) Schedule 3.15(f) contains a complete and accurate list and summary description of all Copyrights relating to the Programs ("OWNED COPYRIGHTS"); (ii) the Seller is the owner of all right, title and interest in and to each of the Owned Copyrights, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims; (iii) all Owned Copyrights have been registered and are currently in compliance with all formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date; (iv) to the Seller's best knowledge, no Owned Copyright is infringed or has been challenged or threatened in any way; (v) the subject matter of any of the Owned Copyrights does not infringe or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party; (vi) all works encompassed by the Owned Copyrights have been marked with proper copyright notices.

                  (g) With respect to each Trade Secret relating to, or use in conjunction with, the Programs ("OWNED TRADE SECRETS"): (i) the documentation relating to such Owned Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual; (ii) the Seller has taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Owned Trade Secrets; (iii) the Seller has good title and an absolute (but not necessarily exclusive) right to use any Owned Trade Secret; (iv) to the Seller's best knowledge, the Owned Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged or appropriated either for the benefit of any third party person or entity or to the detriment of Seller; and (v) to the Seller's best knowledge, no Owned Trade Secret is subject to any adverse claim or has been challenged or threatened in any way

         3.16.    INTENTIONALLY DELETED.

         3.17.    INTENTIONALLY DELETED.

         3.18.    INTENTIONALLY DELETED.

         3.19. PROHIBITED PAYMENTS. The Seller has not directly or indirectly, (a) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction, (b) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of the Seller for any reason, (c) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office or
(d) paid or delivered any fee, commission or any other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the Assets or the Programs, which the Seller knows or has reason to believe to have been illegal under any federal, state or local laws (or any rules or regulations thereunder) of the United States or any other country having jurisdiction.

         3.20.    COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) The Seller is in material compliance with all Environmental Laws, including, without limitation, all Permits required thereunder to conduct the Programs as currently being conducted or proposed to be conducted. All such Permits are listed on Schedule 3.20. The Seller has not received any notice to the effect that, or otherwise has knowledge that, (i) the Seller is not currently in compliance with, or is in violation of, any such Environmental Laws or Permits required thereunder or (ii) any currently existing circumstances are likely to result in a failure of the Seller to comply with, or a violation by the Seller of, any such Environmental Laws or Permits required thereunder. The Seller at all times during the previous five years has been in material compliance with all Environmental Laws.

                  (b) There are no existing or, to the best knowledge of the Seller potential Environmental Claims against the Seller, nor has the Seller received any written notification, or otherwise have any knowledge, of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any Hazardous Substance generated or transported by the Seller.

                  (c) There are no consent decrees, consent orders, judgments, judicial or administrative orders or agreements (other than Permits) with or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate or bind the Seller.

         3.21. NO OTHER AGREEMENTS TO SELL THE ASSETS OR SHARES OF THE SELLER. The Seller has no legal obligation, absolute or contingent, to any other person or firm to (a) sell or effect a sale of any or all of the Assets, or (b) effect any other transaction the completion of which could reasonably be expected to impede, interfere with, prevent, or materially delay, or which could reasonably be expected to reduce materially the benefits to the Buyer of, the transactions contemplated hereby.

         3.22. INVESTMENT REPRESENTATIONS. The Seller is an "accredited investor" within the meaning of Rule 501 under the Securities Act and is acquiring the American Depositary Shares to be acquired by it under this Agreement for its own account for investment purposes solely and not with a view to selling or otherwise disposing of such American Depositary Shares in violation of any federal or state securities laws.

         3.23. SOLVENCY. Seller is, and upon completion on the Closing Date of the transactions contemplated hereby will be, Solvent.

         3.24. BOOKS AND RECORDS. True and correct copies of all of the Books and Records have been previously forwarded to the Buyer or made available for review by the Buyer and its advisors.

                                   ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE BUYER

         As an inducement to the Seller to enter into this Agreement, the Buyer hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Seller:

         4.1. ORGANIZATION. The Buyer is duly incorporated as a public limited company under the laws of England and Wales and has full corporate power and authority to conduct its business as it is presently being conducted.

         4.2. AUTHORIZATION. The Buyer has all necessary corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The completion by the Buyer of the transactions contemplated hereby has been duly authorized by all requisite corporate action by the Buyer. This Agreement has been duly authorized, executed and delivered by the Buyer and is a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

         4.3. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1998, (a) the Buyer has been operated in the ordinary course of business, consistent with past practice and (b) there has not been a material adverse change in or with respect to (i) the business or financial condition of the Buyer and its Subsidiaries, taken as a whole (other than a decrease in cash resulting from expenditures made by the Buyer in the ordinary course of business), or (ii) the right or ability of the Buyer to close any of the transactions contemplated hereby (any such change, a "BUYER MATERIAL ADVERSE CHANGE") and (c) to the best knowledge of the Buyer, (i) there has been no threatened Buyer Material Adverse Change and (ii) no events or developments have occurred that, individually or in the aggregate, could reasonably be expected to result in a Buyer Material Adverse Change.

         4.4. CONSENTS AND APPROVALS. Except as set forth on Schedule 4.4, no consent, waiver, agreement, approval, permit or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory authority or body or the shareholders of the Buyer is required to be made or obtained by the Buyer in connection with the execution, delivery and performance of this Agreement and the completion of the transactions contemplated hereby.

         4.5. NO CONFLICT OR VIOLATION. Neither the execution, delivery and performance of this Agreement, nor the completion of the transactions contemplated hereby, by the Buyer will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or by-laws (or comparable organization documents) of the Buyer, (b) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel pursuant to (including, without limitation, by reason of the failure to obtain a consent or approval under any such contract), any term or provision of any contract, encumbrance or permit to which the Buyer is a party or by which any of its assets are bound, which breach, default or creation of any such right would reasonably be expected to have a material adverse effect on (i) the business or financial condition of the Buyer and its Subsidiaries, taken as a whole, or (ii) the right or ability of the Buyer to close any of the transactions contemplated hereby (any such effect, a "BUYER MATERIAL ADVERSE EFFECT").

         4.6. SEC DOCUMENTS. The Buyer has filed all forms, reports and documents required to be filed by it with the SEC through the date of this Agreement (collectively, the "BUYER REPORTS"). As of their respective dates, the Buyer Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable requirements of the Securities Act, the Exchange Act and the published rules and regulations of the SEC with respect thereto; (ii) have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby and (iii) present fairly in accordance with GAAP, consistently applied throughout the periods covered, the financial position of the Buyer as of the respective dates thereof and the results of operations, stockholders; equity and cash flows for the periods covered thereby. The accounting and financial records of the Buyer have been prepared and maintained in accordance with GAAP, consistently applied throughout the periods indicated.

         4.7. LITIGATION. Except for those of the following that would not, in the aggregate, have a Buyer Material Adverse Effect, there are no Actions pending or, to the best knowledge of the Buyer, threatened or anticipated, (a) against, related to or affecting (i) the Buyer or (ii) any officers or directors of the Buyer, as such, (b) relating to the transactions contemplated hereby, or
(c) in which the Buyer is a plaintiff.

                                   ARTICLE V.

                      COVENANTS OF THE SELLER AND THE BUYER

            The Seller and the Buyer covenant and agree with each other that from the date hereof through the Closing:

         5.1. MAINTENANCE OF PROGRAMS PRIOR TO CLOSING. Prior to the Closing Date, except as set forth in the Disclosure Schedule or as contemplated by any other provision of this Agreement, unless the Buyer has consented in writing thereto, the Seller:

                  (a) shall conduct the Programs according to its usual, regular and ordinary course consistent with past practice, such conduct to include (but not be limited to) the diligent performance of the activities, and pursuit of necessary regulatory approvals, contemplated by the Nicotine Program and the Cocaine Program;

                  (b) shall use its commercially reasonable efforts to preserve intact the business organizations and goodwill relating to the Programs and maintain satisfactory relationships with those persons having business relationships relating to the Programs;

                  (c) shall not amend its certificate of incorporation or by-laws or comparable governing instruments in a manner that could adversely affect the parties' ability to complete the transactions contemplated hereby;

                  (d) shall promptly notify the Buyer of (and in the case of clause (ii) and (iii) below, shall promptly provide the Buyer with copies of all pleadings, filings, correspondence and other documents relating to): (i) any Material Adverse Change; (ii) the occurrence of any event which could reasonably be expected to prevent, or adversely affect the timing of, the commencement of Phase I clinical trials with respect to the Nicotine Program or Phase II clinical trials with respect to the Cocaine Program (or any subsequent clinical trials or regulatory approvals with respect to the Nicotine Program or the Cocaine Program); (iii) any litigation or governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) that may have a Material Adverse Effect; (iv) any correspondence with any regulatory agencies, regulatory consultants, other advisors or suppliers, in each case, relating to the preclinical, clinical or other progress of the Nicotine Program or the Cocaine Program; or (v) the breach of any representation or warranty contained herein;

                  (e) shall promptly deliver to the Buyer correct and complete copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                  (f) shall not authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any acquisition, disposition or Encumbrance of Assets (except pursuant to this Agreement);

                  (g) shall not waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill, non-solicitation or similar agreement affecting the Programs or the Assets to which the Seller is a party;

                  (h) shall not (i) enter into any new contract relating to the Programs or hire or terminate the employment of any person in connection with the Programs, (ii) extend, modify, renew, terminate or waive in any material respect any rights of the Seller under, any existing Contract, (iii) make any commitment to purchase Program-related materials or supplies other than in the ordinary course of business in a manner consistent with past practice, or
(iv) purchase, or make any commitment to purchase, Program-related materials or supplies from any single supplier in an amount in excess of $10,000;

                  (i) shall not participate in any substantive discussions with the Federal Drug Administration ("FDA") or any other regulatory agency unless the Seller shall first have notified the Buyer and provided the Buyer with the opportunity to participate in such discussions;

                  (j) shall not enter into or modify any license agreements (or similar agreements) relating to the Owned Patents, the Owned Marks, the Owned Copyrights, the Owned Trade Secrets or the Acquired Proprietary Rights;

                  (k) shall not make any financial commitment to fund preclinical or clinical trials or other studies or evaluations or studies relating to either Program (except for those financial commitments, if any, described on Schedule 3.12); or

                  (l) shall not take, or agree (in writing or otherwise) or resolve to take, any of the foregoing actions.

         5.2.     INVESTIGATION BY THE BUYER; REPORTS.

                  (a) INVESTIGATION. The Seller shall allow the Buyer, its counsel, accountants and other representatives, during regular business hours upon reasonable notice, to make such reasonable inspection of the Assets and the operation of the Programs as Buyer or its representatives may reasonably request and to inspect and make copies of Contracts, books and records and all other documents and information reasonably requested by the Buyer or its representatives which are related to the operations of the Programs including, without limitation, historical financial information concerning the Programs and to meet with designated employees of the Seller and/or its representatives and representatives of the FDA and other regulatory authorities. The Seller shall furnish to the Buyer promptly upon request (a) all additional documents and information with respect to the affairs of the Seller relating to the Programs and (b) access to the employees of the Seller and to the Seller's accountants and counsel as the Buyer, or its counsel, accountants or other representatives, may from time to time reasonably request and the Seller shall instruct its employees, accountants and counsel to cooperate with the Buyer, and to provide such documents and information as the Buyer or its representatives may request.

                  (b) REPORTS. The Seller shall, not less frequently than once in each calendar month, provide the Buyer with a written report regarding the progress and regulatory development of the Nicotine Program and the Cocaine Program, including, but not limited to, the preclinical development of the Nicotine Program and the clinical development of the Cocaine Program, which report shall include such information regarding any testing, preclinical studies or clinical trials (including, without limitation, advance notice of the timing thereof and the results thereof), regulatory status, changes in relations with suppliers of clinical test materials and such other matters as would be material to a full and complete understanding of the progress and development status of the Nicotine Program and the Cocaine Program. Additionally, the Seller will promptly notify the Buyer of any material change in the progress and regulatory development of the Programs since delivery of the most recent report.

         5.3. CONSENTS AND EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to close and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. The Buyer and the Seller will use their reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits (including, without limitation, the Material Permits) or authorizations are required to be obtained (or which, if not obtained, would have a Material Adverse Effect or would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits (including, without limitation, the Material Permits) or authorizations.

         5.4. OTHER OFFERS. (a) The Seller shall not (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Seller authorize or permit any of its officers, directors, agents, representatives or advisors to, (x) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any corporation, partnership, person or other entity or group, other than the Buyer, relating to a transaction similar to or competitive with, or that could reasonably be expected to impede, interfere with, prevent or materially delay, or which could reasonably be expected to materially dilute the benefits to the Buyer of, the transactions contemplated by this Agreement, including, without limitation, any acquisition or purchase, directly or indirectly, of any of the Assets or any interest in either or both of the Programs or (each such transaction being referred to herein as an "ACQUISITION PROPOSAL"), or agree to or endorse any Acquisition Proposal, (y) enter into or participate in any discussions or negotiations regarding any of the foregoing, or (z) otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than the Buyer and its representatives and affiliates) to do or seek any of the foregoing. The Seller shall immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Seller hereby represents that the Seller is not now engaged in discussions or negotiations with any party other than the Buyer with respect to any Acquisition Proposal.

                  (b) The Seller shall (i) immediately notify the Buyer (orally and in writing) if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Acquisition Proposal, (ii) promptly notify the Buyer of the terms of any proposal which it may receive in respect of any such Acquisition Proposal, including, without limitation, the identity of the prospective purchaser or soliciting party, (iii) promptly provide the Buyer with a copy of any such offer, if written, or a written summary (in reasonable detail) of such offer, if not in writing, and (iv) keep the Buyer informed of the status of such offer and the offeror's efforts and activities with respect thereto.

         5.5.     INTENTIONALLY DELETED.

         5.6. NOTICES OF CERTAIN EVENTS. The Seller shall promptly notify the Buyer of:

                  (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                  (c) any Actions commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Seller which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.11 or which relate to the completion of the transactions contemplated by this Agreement.

         5.7. POST-CLOSING COVENANTS. The Seller and the Buyer agree as follows with respect to the period following the Closing.

                  (a)      GENERAL.

                  (i) In the event that at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Seller and the Buyer shall take such further action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request, and otherwise cooperate in a reasonable manner with the requesting party, its Affiliates and its representatives in connection with any action that may be necessary or advisable to carry out the provisions hereof or transactions contemplated hereby. Without limiting the generality of the foregoing, to the extent any Assets have not been transferred to the Buyer on the Closing Date, Seller shall use its reasonable efforts to transfer such Assets to the Buyer; and the Buyer shall use its reasonable efforts to cooperate and assist Seller in making such transfers.

                  (ii) The Seller agrees that from and after the Closing Date, neither the Seller nor its Affiliates shall disclose or make accessible to anyone (other than the Buyer) any confidential information relating to the Assets or the Programs. In the event the Seller or any of its Affiliates is required by applicable law or legal process to disclose any such confidential information, the Seller will notify the Buyer promptly so that the Buyer may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the provisions of this Section 5.7(a)(ii). In the event no such protective order or other remedy is obtained, or the Buyer waives compliance with the provisions of this Section 5.7(a)(ii), the Seller will disclose only that portion of such confidential information that it is advised by its legal counsel it is legally required to disclose and will exercise all reasonable efforts to obtain assurance that confidential treatment will be accorded the confidential information so disclosed.

                  (b)      TRANSITION; ACCESS TO INFORMATION.

                  (i) SUPPLIERS, ETC. The Seller shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate from maintaining the same business relationships with the Seller after the Closing as it maintained with the Seller (with respect to the Programs or the Assets) prior to the Closing.

                  (ii) BOOKS AND RECORDS. The Seller agrees that it will cooperate with and make available to the Buyer, during normal business hours, all books and records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose.

                  (iii) PROVISION OF OFFICE SPACE AND ADMINISTRATIVE SUPPORT. Through June 30, 1999, the Seller shall provide the Buyer and individuals working on the Programs with office space and administrative support comparable to that provided to the individuals working on the Programs prior to the Closing. The Buyer shall reimburse the Seller for the direct, out-of-pocket expenses incurred by the Seller in providing the administrative support as set forth on Schedule 5.7.

                  (c) COVENANT NOT TO COMPETE. For a period of three years from and after the Closing Date (the "NON-COMPETE PERIOD"), the Seller and its Subsidiaries (whether presently existing or hereafter acquired or created) shall not directly or indirectly engage in any business competitive with the Programs anywhere in the world; provided, however, that the Seller shall not be deemed to engage in any of the businesses of any publicly traded corporation solely by reason of the Seller's ownership of less than 3% of the outstanding stock of such corporation. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.7(c) is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Seller acknowledges that the provisions of this Section 5.7(c) are reasonable in time and scope and necessary to protect the legitimate interests of the Buyer, and that any violation of this Section 5.7(c) will result in irreparable injury to the Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to the Buyer. Accordingly, Seller agrees that if it or if any of its Subsidiaries (whether presently existing or hereafter acquired or created) violates this Section 5.7(c), in addition to any other remedy which may be available at law or in equity, the Buyer shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity or proving actual damages.

                  (d) SEVERANCE. Any severance liabilities arising in connection with the termination of employment by the Seller of any employees of the Seller shall be retained and discharged by Seller and shall be deemed to be Excluded Liabilities.

         5.8. PROCEEDS OF NIH GRANT. To the extent permissible under the terms and conditions of the NIH Grant, in the event that after the date hereof any amounts are paid to the Seller pursuant to the NIH Grant, the Seller shall remit such proceeds to the Buyer (a) at the Closing, in the event that any such proceeds are paid to the Seller prior to the Closing and (b) promptly in all other cases.

            5.9.  PROGRAM ABANDONMENT.

                  (a) NOTICE. The Buyer shall notify the Seller promptly of any Program Abandonment.

                  (b) ELECTION TO REPURCHASE. The Seller may elect to repurchase from the Buyer, at the Repurchase Price (as hereinafter defined) and upon other customary terms reasonably agreeable to the parties, the Acquired Proprietary Rights, Owned Patents, Owned Marks, Owned Copyrights and Owned Trade Secrets then owned by the Buyer and relating to an Abandoned Program (the "ABANDONED PROGRAM RIGHTS") by providing the Buyer within 45 days following receipt of the notice of the Program Abandonment given by the Buyer pursuant to
Section 5.9(a) hereof, with notice of its election to repurchase the Abandoned Program Rights.

                  (c) REPURCHASE PRICE. The price payable by the Seller to the Buyer upon the repurchase of the Abandoned Program Rights (the "REPURCHASE PRICE") shall be paid in cash and shall be (i) an amount mutually agreed upon by the Buyer and the Seller within the 45-day period following the delivery of the repurchase election by Seller to Buyer pursuant to Section 5.9(b), or (ii) if the Buyer and Seller fail to agree upon the Repurchase Price during such 45-day period, an amount determined by appraisal in the manner provided in Section 5.9(d).

                  (d) APPRAISAL. In the event that the Buyer and the Seller fail to agree upon the Repurchase Price during the 45-day period described in
Section 5.9(c), then the Repurchase Price shall equal the fair market value of such Abandoned Program Rights. For purposes of this Section 5.9(d), the term "FAIR MARKET VALUE" shall mean the fair market value of such Abandoned Program Rights on the date of delivery by the Buyer of the notice described in Section 5.9(a) (the "VALUATION DATE"), determined as follows:

                  (i) the Buyer, on the one hand, and, the Seller, on the other hand, shall each appoint, within ten (10) days following the expiration of the 45-day time period described in Section 5.9(c), an independent appraiser. The two appraisers together shall select a third appraiser, and the three appraisers together shall determine the "fair market value." If within thirty (30) days after the appointment of the third of the three appraisers, such appraisers cannot agree on the "fair market value" of the Abandoned Program Rights, then each appraiser shall prepare a separate appraisal report of the "fair market value" of the Abandoned Program Rights within sixty (60) days after the appointment of the third of the three appraisers, and the "fair market value" of the Abandoned Program Rights shall be the average of the "fair market value" of the Abandoned Program Rights as determined by each of the three appraisers.

                  (ii) The appraisers shall have access to all Books and Records and shall have the right to do all things reasonably necessary to enable them to arrive at the "fair market value" of the Abandoned Program Rights. The cost of any appraisal proceedings shall be shared equally by the Buyer and the Seller.

                                   ARTICLE VI.

                            CONDITIONS TO THE CLOSING

         6.1. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Seller and the Buyer to close the transactions contemplated hereby on the Closing Date are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  (a) no provision of any applicable law or regulation and no judgment, order, decree or injunction shall prohibit or restrain the completion of the transactions contemplated hereby; provided, however, that the Seller and the Buyer shall each use its reasonable best efforts to have any such judgment, order, decree or injunction vacated; and

                  (b) (i) the Ordinary Shares represented by the American Depositary Shares shall be admitted to the official list of the London Stock Exchange and such listing shall have become effective; (ii) the Buyer shall have received a valuation report on the non-cash consideration for the issuance of Ordinary Shares as required by Section 103 of the Companies Act 1985; (iii) any registration statement required to be filed with the SEC by the depositary for the American Depositary Shares shall have been so filed and shall have been declared effective by the SEC and the effectiveness of the registration statement shall not have been revoked and no stop orders with respect to the registration statement shall have been issued or threatened by the SEC; and (iv) all procedures under the depositary agreement relating to the American Depositary Shares required to be completed in order to consummate the transactions provided for herein shall have been so completed.

         6.2. CONDITIONS TO THE OBLIGATIONS OF THE SELLER. The obligations of the Seller to close the transactions contemplated hereby on the Closing Date are subject, in the sole discretion of the Seller, to the satisfaction, on or prior to the Closing Date, of the following conditions, which may be waived by the Seller in accordance with Section 8.4:

                  (a)      REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  (i) All representations and warranties of the Buyer contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (except to the extent that any such representations and warranties were made as of a specified date, such representations and warranties shall continue on the Closing Date to have been true in all material respects as of such specified date), except where the untruth or incorrectness of such representations and warranties would not, singly or in the aggregate, have a Buyer Material Adverse Effect. For purposes of this Section 6.2(a)(i), the representations and warranties of the Buyer contained in this Agreement shall be deemed to have been made without any qualification as to knowledge or materiality and, accordingly, all references in such representations and warranties to "material," "Material Adverse Effect," "in all material respects," "Material Adverse Change," "knowledge," "best knowledge" and similar terms and phrases (including, without limitation, references to the dollar thresholds therein) shall be deemed to be deleted therefrom.

                  (ii) The Buyer shall have performed in all material respects all obligations arising under the agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

                  (iii) The Seller shall have received, at or prior to the Closing, a certificate executed by the President and the Chief Financial Officer of the Buyer certifying that, as of the Closing Date, the conditions set forth in Sections 6.2(a) have been satisfied.

                  (b) CLOSING DELIVERIES. Seller shall have received, at or prior to the Closing, the following:

                  (i) the Shareholders Agreement, duly executed by the Buyer;

                  (ii) an opinion of Cameron McKenna, counsel to the Buyer, dated as of the Closing Date, with respect to the matters set forth on Exhibit E;

                  (iii)    the American Depositary Share Consideration; and

                  (iv) such other documents and certificates duly executed by the Buyer as may be reasonably requested by the Seller prior to the Closing Date.

         6.3. CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligations of the Buyer to close the transactions contemplated hereby on the Closing Date are subject, in the sole discretion of the Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Buyer in accordance with Section 8.4:

                  (a)      REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  (i) All representations and warranties of the Seller contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (except to the extent that any such representations and warranties were made as of a specified date, such representations and warranties shall continue on the Closing Date to have been true in all material respects as of such specified date), except where the untruth or incorrectness of such representations and warranties would not, singly or in the aggregate, have a Material Adverse Effect. For purposes of this Section 6.3(a)(i), the representations and warranties of the Seller contained in this Agreement shall be deemed to have been made without any qualification as to knowledge or materiality and, accordingly, all references in such representations and warranties to "material," "Material Adverse Effect," "in all material respects," "Material Adverse Change," "knowledge," "best knowledge" and similar terms and phrases (including, without limitation, references to the dollar thresholds therein) shall be deemed to be deleted therefrom.

                  (ii) The Seller shall have performed in all material respects all obligations arising under the agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

                  (iii) The Buyer shall have received, at or prior to the Closing, a certificate executed by the President and the Chief Financial Officer of the Seller certifying that, as of the Closing Date, the conditions set forth in Sections 6.3(a), (c) and (e) have been satisfied.

                  (b) NO PROCEEDINGS OR LITIGATION. No Actions by any governmental authority or any other entity or person shall have been instituted or threatened for the purpose of enjoining or preventing, or which question the validity or legality of, the transactions contemplated hereby and which could reasonably be expected to damage the Buyer or materially adversely affect the value of the

Programs or the Assets or the Buyer's ability to own and operate the Programs and the Assets if the transactions contemplated hereby are completed.

                  (c)      CONSENTS AND MATERIAL PERMITS.

                  (i) All consents, approvals and Material Permits required in connection with the execution, delivery and performance of this Agreement and for the Buyer to conduct the Programs shall have been obtained by the Buyer.

                  (ii) All consents listed on Schedule 3.8 of the Disclosure Schedule shall have been obtained.

                  (d) DILIGENCE. The Buyer shall have completed its due diligence investigation pursuant to Section 5.2 and shall be satisfied with the results thereof in its sole discretion.

                  (e) MATERIAL CHANGES. Since the date of this Agreement, there shall not have been any Material Adverse Change and, to the best knowledge of the Seller, there shall have been no potential or threatened Material Adverse Change.

                  (f) CLOSING DELIVERIES. The Buyer shall have received, at or prior to the Closing, the following:

                  (i) the Shareholders Agreement, duly executed by the Seller;

                  (ii) an opinion of Hale and Dorr LLP, counsel to the Seller, dated as of the Closing Date, with respect to the matters set forth on Exhibit F;

                  (iii) copies of each consent or other approval obtained in accordance with clause (c) above;

                  (iv) an executed bill of sale, in the form attached hereto as Exhibit G, from the Seller transferring or conveying certain Assets to the Buyer;

                  (v) an executed assignment of patent rights, copyrights and trademarks, in the form attached hereto as Exhibit H, from the Seller transferring or conveying all of the Owned Patents, Owned Marks, Owned Copyrights and Owned Trade Secrets to Buyer;

                  (vi) an executed assignment and assumption agreement, in the form attached hereto as Exhibit I, effecting the assignment of all rights under the Contracts by the Seller to the Buyer and the assumption by the Buyer of all liabilities relating to such Contracts (other than Excluded Liabilities); and

                  (vii) such other documents and certificates duly executed by the Seller as may be reasonably requested by the Buyer prior to the Closing Date.

                                  ARTICLE VII.

                            SURVIVAL; INDEMNIFICATION

         7.1. SURVIVAL OF REPRESENTATIONS, ETC. All statements contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be deemed to be representations and warranties by such party hereunder. The representations and warranties contained herein shall survive the Closing Date until (and claims based upon or arising out of such representations and warranties, as well as any claims based upon or arising out of any covenants and agreements herein or made hereunder, may be asserted at any time before the date which shall be) the first anniversary of the Closing Date; provided, however, (a) the Seller's representations and warranties in Section 3.2 shall survive the Closing until the expiration of all relevant statutes of limitation (including any extensions thereof) and (b) the Seller's representations and warranties set forth in Sections 3.4, 3.15 (insofar as it relates to ownership or title to the Acquired Proprietary Rights) and 3.22 shall survive the Closing Date in perpetuity. No investigation made by any of the parties hereto (whether prior to, on or after the Closing Date) shall in any way limit the representations and warranties of the parties. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

         7.2.     INDEMNIFICATION.

                  (a)      GENERAL.

                  (i) Subsequent to the Closing, the Seller shall indemnify the Buyer, its Affiliates, and each of their respective, officers, directors, employees, stockholders and agents (the "BUYER INDEMNIFIED PARTIES") against, and hold each of the Buyer Indemnified Parties harmless from any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation, diminution of value, response action or remedial action (collectively "DAMAGES") incurred by any such Buyer Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, (A) the breach of any warranty, representation, covenant or agreement of the Seller contained in this Agreement or any schedule hereto or in any certificate or instrument of conveyance delivered by or on behalf of the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby or (B) the Excluded Liabilities.

                  (ii) Subsequent to the Closing, the Buyer shall indemnify the Seller, its Affiliates, and each of their respective partners, officers, directors, employees, stockholders and agents, as the case may be (the "SELLER INDEMNIFIED PARTIES"), against, and hold each of the Seller Indemnified Parties harmless from, any Damages incurred by such Seller Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, (A) the breach of any warranty, representation, covenant or agreement of the Buyer contained in this Agreement, any schedule or in any certificate delivered by or on behalf of the Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby or (B) the Assumed Liabilities.

            The term "Damages" as used in this Section 7.2 is not limited to matters asserted by third parties against Seller Indemnified Parties or Buyer Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third party claims.

                  (b) PROCEDURE FOR CLAIMS. If a claim for Damages (a "Claim") is to be made by a person entitled to indemnification hereunder, the person claiming such indemnification (the "INDEMNIFIED PARTY") shall give written notice (a "CLAIM NOTICE") to the indemnifying person (the "INDEMNIFYING PARTY") as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 7.2. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that the Indemnifying Party demonstrates actual material damage caused by such failure. In the case of a Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit or other legal action or otherwise, a "THIRD-PARTY CLAIM"), (A) the Indemnified Party shall be entitled and, if it so elects, shall be obligated at the Indemnifying Party's cost, risk and expense, (1) to take control of the defense and investigation of such Third-Party Claim and (2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnifying Party to handle and defend the same, and (B) the Indemnified Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the case of a Third-Party Claim, the Indemnified Party may, in lieu of assuming the defense of such Third-Party Claim, elect, by delivering a Claim Notice to the Indemnifying Party relating to such Third-Party Claim, to require the Indemnifying Party, at the Indemnifying Party's cost, risk and expense, (1) to take control of the defense and investigation of such Third-Party Claim, (2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (3) if the Indemnifying Party so desires, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. In the event the Indemnified Party elects that the Indemnifying Party assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 7.2(b), the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim; provided that, if the named persons to a lawsuit or other legal action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled, at the Indemnifying Party's cost, risk and expense, to separate counsel of its own choosing. If the Indemnifying Party fails to assume the defense of such Third-Party Claim in accordance with this Section 7.2 after receipt from the Indemnified Party of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall at any time (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party in the manner and subject to the provisions set forth above with respect to the control of such defense by the Indemnified Party. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 7.2 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Damages by reason of such settlement or judgment.

         7.3. REMEDIES. The Seller and the Buyer shall be entitled to specific performance and injunctive relief, without posting bond or other security, for the purpose of asserting their respective rights under this
Article VII. The remedies described in this Article VII shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties may elect to pursue.

         7.4.     THRESHOLD; LIMITATION ON LIABILITY.

                  (a) The Buyer Indemnified Parties shall not be entitled to recover for any Damages until such time as the Damages claimed by the Buyer Indemnified Parties in the aggregate exceed $50,000 (the "DAMAGE THRESHOLD"), at which time the Buyer Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for all such Damages, including the initial $50,000 thereof.

                  (b) The Seller Indemnified Parties shall not be entitled to recover for any Damages until such time as the Damages claimed by the Seller Indemnified Parties in the aggregate exceed the Damage Threshold, at which time the Seller Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for all such Damages, including the initial $50,000 thereof.

                  (c) The maximum aggregate amount of Damages for which the Buyer Indemnified Parties shall be liable pursuant to this Article VII shall be $3,000,000 plus the aggregate amount of all payments required to be made by the Buyer to the Seller pursuant to Section 2.5 hereof (the "INDEMNIFICATION LIMIT").

                  (d) The maximum aggregate amount of Damages for which the Seller Indemnified Parties shall be liable pursuant to this Article VII shall be the Indemnification Limit.

         7.5. RIGHT OF OFFSET. Anything in this Agreement to the contrary notwithstanding, (i) the Buyer may withhold and set off against any other amounts otherwise due the Seller any amount as to which the Seller is obligated to indemnify the Buyer and (ii) the Seller may withhold and set off against any other amounts otherwise due the Buyer any amount as to which the Buyer is obligated to indemnify the Seller, in each case, pursuant to any provision of this Article VII.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

         8.1.     TERMINATION.

                  (a) TERMINATION. This Agreement may be terminated prior to the Closing Date as follows:

                  (i) by mutual written consent of the Buyer and the Seller at any time;

                  (ii) by the Buyer or the Seller if the Closing shall not have occurred on or before the 120th day following the date of this Agreement; provided that the party seeking to exercise such right shall not then be in breach in any material respect of any of its obligations under this Agreement;

                  (iii) by the Buyer or the Seller if any of the conditions to such party's obligation to close the transactions contemplated in this Agreement shall have become impossible to satisfy;

                  (iv) by the Buyer or the Seller if there shall be any law or regulation that makes completion of the transactions contemplated hereby illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Buyer or the Seller from completing the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final and non-appealable; or

                  (v) by the Buyer if the Board of Directors of the Seller shall have approved, recommended or endorsed an Acquisition Proposal.

                  (b) EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or such party's officers, directors, employees or representatives, except (i) that the agreements contained in Sections 8.1, 8.8 and 8.13 hereof shall survive the termination hereof and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

                  (c) PROCEDURE UPON TERMINATION. In the event of termination of this Agreement pursuant to Section 8.1:

                  (i) Each party shall redeliver all documents, work papers and other material of any other party and any and all copies thereof relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

                  (ii) No confidential information received by any party with respect to the business of any other party or its Affiliates shall be disclosed to any third party, unless required by law.

                  (d) In addition to any other payments required to be made pursuant to the provisions of this Section 8.1, if a Payment Event (as hereinafter defined) occurs, the Seller shall pay to the Buyer, within one business day following such event, a fee of $3,500,000, in cash. The term "PAYMENT EVENT" means (I) the termination of this Agreement pursuant to Section 8.1(a)(v); or (II) the occurrence of a Subsequent Acquisition Event (as hereinafter defined) if this Agreement shall have been terminated by the Buyer pursuant to Section 8.1(a)(iii) due to a failure of any of the conditions set forth in Section 6.3(a) to be satisfied. The term "SUBSEQUENT ACQUISITION EVENT" means (a) the completion by Seller, on or prior to the first anniversary of the date of the Termination of this Agreement, of a transaction with a third party other than the Buyer or an Affiliate of the Buyer, the proposal of which would otherwise qualify as an Acquisition Proposal under Section 5.4 or, (b) on or prior to the first anniversary of the date of the Termination of this Agreement, Seller enters into an agreement with a third party, other than the Buyer or an Affiliate of the Buyer, with respect to a transaction the proposal of which would otherwise qualify as an Acquisition Proposal under Section 5.4.

                  (e) In addition to any other payments required to be made pursuant to the provisions of this Section 8.1, upon termination of this Agreement (A) by the Buyer pursuant to Section 8.1(a)(iii) due to a failure of any of the conditions set forth in Section 6.3(a)(ii) to be satisfied, or (B) by the Seller pursuant to Section 8.1(a)(iii) due to a failure of the condition set forth in Section 6.2(a)(ii) to be satisfied, then the Seller shall pay to the Buyer (in the event of the Termination by the Buyer) or the Buyer shall pay to the Seller (in the event of the termination by the Seller), within one business day following the request for payment by the party entitled to receive the payment, a fee of $250,000 in cash.

                  (f) (i) In addition to any other payments required to be made pursuant to the provisions of this Section 8.1, upon termination of this Agreement (A) by the Buyer pursuant to Section 8.1(a)(iii) due to a failure of any of the conditions set forth in Section 6.3(a) to be satisfied, or (B) pursuant to Section 8.1(a)(v), the Seller shall reimburse the Buyer not later than one business day after submission of reasonable documentation thereof for all of the documented out-of-pocket fees and expenses (including, without limitation, the reasonable fees and expenses of legal counsel and financial advisors), actually incurred by the Buyer or on its behalf in connection with this Agreement and the transactions contemplated hereby.

         (ii) In addition to any other payments required to be made pursuant to the provisions of this Section 8.1, upon termination of this Agreement by the Seller pursuant to Section 8.1(a)(iii) due to a failure of any of the conditions set forth in Section 6.2(a) to be satisfied, the Buyer shall reimburse the Seller not later than one business day after submission of the reasonable documentation thereof for all of the documented out-of-pocket fees and expenses (including, without limitation, the reasonable fees and expenses of legal counsel), actually incurred by Seller or on its behalf in connection with this Agreement and the transactions contemplated hereby.

         8.2. ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party to this Agreement, which consent shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

         8.3. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by telecopy with receipt of telephonic or electronic confirmation; the second day after it is sent, if sent for next day delivery by a recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

         If to the Seller, addressed to:

                  ImmuLogic Pharmaceutical Corporation
                  610 Lincoln Street
                  Waltham, MA 02154

                  Attention: J. Joseph Marr, M.D., President
                  Telecopy: (781) 466-6050

            With a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA 02109
                  Attention: Steven D. Singer, Esq.
                  Telecopy: (617) 526-5000

         If to the Buyer, addressed to:

                  Cantab Pharmaceuticals plc
                  310 Cambridge Science Park
                  Cambridge CB4 1LH
                  England
                  Attention: Nicholas Hart
                  Telecopy: 011-44-1223-423458

            With a copy to:

                  Latham & Watkins
                  505 Montgomery Street
                  Suite 1900
                  San Francisco, CA 94111-2566
                  Attention: Jeffrey T. Pero, Esq.
                  Telecopy: (415) 395-8095

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         8.4. ENTIRE AGREEMENT; WAIVERS. This Agreement, together with all exhibits and schedules hereto (including, without limitation, the Disclosure Schedule), and the other agreements referred to herein, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         8.5. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.6. INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         8.7. TITLES. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         8.8. FEES AND EXPENSES. Except as otherwise provided in Section 8.1, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         8.9. CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         8.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

         8.11. AMENDMENT. This Agreement may be amended by the parties hereto at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.12. PUBLIC ANNOUNCEMENTS. Neither the Buyer, on the one hand, nor the Seller, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement without the other party's prior consent (such consent not to be unreasonably withheld), except as may be required by applicable law, court process or the requirements of the Nasdaq Stock Market or the London Stock Exchange. In addition to the foregoing, the Buyer and the Seller will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

         8.13. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.14.    INTERPRETIVE PROVISIONS.

                  (a) The words "hereof," "herein," "hereby" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof.

                  (b) Accounting terms used but not otherwise defined herein shall have the meanings given to such terms under GAAP.

         8.15. ARBITRATION. Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties after the Closing arising out of or relating to this Agreement, including without limitation the indemnities provided in Article VII, the parties agree that such dispute shall be resolved by final and binding arbitration in New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association or such other procedures as the parties may agree to. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       CANTAB PHARMACEUTICALS PLC


                                       By: /s/ Jurek Sikorski
                                           -------------------------------------
                                       Name: Jurek Sikorski
                                             -----------------------------------
                                       Title: CEO
                                              ----------------------------------


                                       IMMULOGIC PHARMACEUTICAL CORPORATION


                                       By: /s/ J. Joseph Marr
                                           -------------------------------------
                                       Name: J. Joseph Marr
                                             -----------------------------------
                                       Title: President and CEO
                                              ----------------------------------